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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that I, Jennifer Allerton, hereby constitute and appoint William L. Meaney, Roderick Day and Ernest W. Cloutier, and each of them, my true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4 (File No. 333-197819), or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of November, 2014.

/s/ JENNIFER ALLERTON
Name:	Jennifer Allerton

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  Exhibit 24.2
POWER OF ATTORNEY